UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: March 21, 2006
(Date of earliest event reported: March 17, 2006)

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1263 Lake Plaza Drive Suite A, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__  Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On November 1, 2005, the Company, through it’s wholly-owned subsidiary Century Casinos Europe GMBH (“CCE”), entered into an Employment Contract with Dr. Christian Gernert. The agreement will continue until terminated in accordance with it’s provisions. Dr. Gernert will be paid an annual salary of $120,000 and an annual bonus at a mutually agreed upon amount between Dr. Gernert and CCE. If Dr. Gernert is terminated by the Company within three years of a Change in Control (as defined in the agreement), he will be entitled to a severance payment of one year of his base salary plus a payment equal to the bonus received by him for the year proceeding the termination. The agreement is subject to confidentiality and non-compete clauses.

A copy of the employment agreement is attached hereto as Exhibit 10.168 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of such exhibit.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Principal Officer

On March 17, 2005, the Company announced the appointment of Dr. Christian Gernert, age 40, as Chief Operating Officer of the Company. Dr. Gernert has over 20 years of experience in the casino industry, most recently as General Manager of Century Casinos’ “The Caledon Hotel, Spa & Casino” in South Africa.  The terms of Dr. Gernert’s employment are described in Item 1.01 of this Current Report on Form 8-K and are hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits
10.168      Employment contract, effective January 1, 2006, between Century Casinos Europe GMBH and Dr. Christian Gernert dated November 1, 2005.

99.1       Press release, dated March 17, 2006, announcing the appointment of Chief Operating Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

             Century Casinos, Inc.
             (Registrant)

Date: March 21, 2006                                  By : /s/ Ray Sienko
             Ray Sienko
             Chief Accounting Officer

EXHIBIT INDEX

10.168   Employment contract, effective January 1, 2006, between Century Casinos Europe GMBH and Dr. Christian Gernert dated November 1, 2005.

99.1     Press release, dated March 17, 2006, announcing the appointment of Chief Operating Officer.